Exhibit 10.4

FORM OF

TIME-BASED RESTRICTED STOCK AWARD AGREEMENT

NORTHEAST COMMUNITY BANCORP, INC.

2022 EQUITY INCENTIVE PLAN

(Executive)

This restricted stock agreement (“Restricted Stock Award” or “Agreement”) is and will be subject in every respect to the provisions of the NorthEast Community Bancorp, Inc. 2022 Equity Incentive Plan (the “Plan”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement. The holder of this Restricted Stock Award (the “Participant”) hereby accepts this Restricted Stock Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the committee appointed to administer the Plan (“Committee”) or the Board of Directors of NorthEast Community Bancorp, Inc. (“Company”) will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns. This award is subject to federal and local law and the requirements of the NASDAQ Stock Market LLC. A copy of the Plan and related prospectus will be provided to each person granted a Restricted Stock Award. Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1.            Name of Participant:

2.            Date of Grant:

3.            Number of Shares Subject to this Restricted Stock Award:

4.            Vesting Schedule. Except as otherwise provided in this Agreement, this Restricted Stock Award shall vest on:

Vesting Date (1)	Number of Shares Vesting

(1)	If a Vesting Date falls on a non-business day, the Restricted Stock Award will vest on the next business day.

5.            Terms and Conditions.

(a)	Voting. The Participant will have the right to vote the unvested shares of Restricted Stock awarded hereunder on matters which require shareholder vote.

(b)	Dividends. Any dividends or distributions (cash or stock) declared with respect to shares of Common Stock subject to this Restricted Stock Award will be distributed subject to the same restrictions and the same vesting schedule as the underlying shares of Common Stock on which the dividend was declared. For the avoidance of doubt, in no event will dividends be paid to a Participant on any Restricted Stock Award prior to the date on which the Restricted Stock Award vests.

6.             Delivery of Shares. Delivery of shares of Common Stock under this Restricted Stock Award will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

7.            Adjustment Provisions. This Restricted Stock Award, including the number of shares subject to the Restricted Stock Award, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 4.4 of the Plan.

8.            Effect of Termination of Service on Restricted Stock Award.

Notwithstanding Section 4 above, the following special vesting and exercise rules will apply if your service with the Company and its Affiliates terminates before your Restricted Stock Award has vested in full:

(a)            Death. In the event of the Participant’s Termination of Service by reason of the Participant’s death, any unvested shares of Common Stock subject to this Agreement will vest upon the date of such separation from service.

(b)            Disability. In the event of the Participant’s Termination of Service by reason the Participant’s Disability, any unvested shares of Common Stock subject to this Agreement will vest. Your Disabled status must become effective prior to the date of your separation from service in order to be recognized under this Agreement.

(c)            Termination for Cause. In the event of the Participant’s Termination of Service for Cause, all Common Stock subject to this Agreement that has not vested will expire and be forfeited. For purposes of this Agreement, “Cause” means the occurrence of any of the following during the Term:

(i)            the Executive’s personal dishonesty, act or failure to act constituting willful misconduct or gross negligence that is materially injurious to the Company or NorthEast Community Bank or (the “Bank”) their reputation, breach of fiduciary duty involving personal profit, or willful violation of any law, rule, regulation (other than traffic violations or similar offenses), final cease and desist order;

(ii)           the Executive’s material failure to perform the duties of his employment with the Company or the Bank (except in the case of a termination of the Executive’s employment for Good Reason or on account of the Executive’s physical or mental inability to perform such duties) and the failure to correct such failure within thirty (30) days after receiving written notice from the Bank specifying such failure in detail;

(iii)          the Executive’s willful failure to comply with any valid and legal written directive of the Company Board or the Bank Board;

(iv)          the Executive’s willful and material violation of the Company’s or the Bank’s code of ethics or conduct policies which results in material harm to the Company or the Bank;

(v)           the Executive’s failure to follow the policies and standards of the Company, the Bank or any affiliate of the Company or the Bank as the same shall exist from time to time, provided that the Executive shall have received written notice from the Company or the Bank or the relevant affiliate of such failure and such failure shall have continued or recurred for ten (10) days following the date of such notice;

(vi)          the written requirement or direction of a federal or state regulatory agency having jurisdiction over the Company or the Bank or any other affiliate of the Company that the Executive’s employment with the Company or the Bank be terminated;

(vii)         the Executive’s conviction of or plea of nolo contendere to (i) a felony or (ii) a lesser criminal offense involving dishonesty, breach of trust, or moral turpitude; or

(viii)        the Executive’s intentional breach of a term, condition, or covenant of this Agreement that results in material harm to the Company or the Bank and the failure to correct such violation within thirty (30) days after receipt of written notice from the Bank specifying such breach in detail.

For purposes of this definition, no act or failure to act shall be considered “willful” if the Executive acted or failed to act either (i) in good faith or (ii) with a reasonable belief that his act or failure to act was not opposed to the Company’s and Bank’s best interests.

(d)            Involuntary Termination for Reasons other than Cause or Resignation for Good Reason not in Connection with a Change in Control. In the Committee’s sole discretion, any unvested portion of this Restricted Stock Award may be accelerated in connection with a Participant’s resignation for Good Reason or Involuntary Termination for reasons other than Cause.

(e)            Impact of Change in Control.

(i)	Employment or Service. Upon the effective date of a Change in Control (as such term is defined in Section 9.3 of the Plan), all references in this Agreement to employment or service with the Employer shall be deemed to include employment or service with the surviving entity in such Change in Control and its subsidiaries, and any transfer of employment or service from the Company or any Affiliate to the surviving entity in such Change in Control or any of its subsidiaries shall not constitute a separation from service or otherwise interrupt your continuous employment or service for purposes of this Agreement.

(ii)	Restricted Stock Awards Not Assumed. If the surviving entity in the Change in Control does not assume your unvested Restricted Stock Awards, then all unvested Restricted Stock Awards will become vested on the effective date of the Change in Control.

(iii)	Separation from Service Without Cause. In the event of your involuntary separation from service with the Employer without Cause within 24 months after the effective date of a Change in Control and prior to the last Vesting Date, all unvested Restricted Stock Awards will become vested on the date of such separation from service.

(f)            No Other Special Vesting Rights. Unless otherwise determined by the Committee, no accelerated vesting of your Restricted Stock Awards will apply except as specified in Section 8(a) through (e) above. If you forfeit Restricted Stock Awards at any time, you will cease to have any rights with respect to such forfeited Restricted Stock Awards.

9.            Mandatory Tax Withholding. The Participant is required to pay to the Company all applicable federal, state, local or other taxes, domestic or foreign, with respect to any payment made to you hereunder in the form of shares of Common Stock (the “Required Tax Payments”). Generally, all Required Tax Payments will be satisfied by the Company or an affiliate withholding shares of Common Stock otherwise to be delivered to you, having a Fair Market Value on the date the tax is to be determined, sufficient to make the Required Tax Payments. If you choose to pay your mandatory tax withholding obligation in cash, rather than Common Stock, please contact the Human Resources Department.

10.          Compliance with Section 409A

(a)	This Agreement shall be construed and administered in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), or an applicable exemption from Code Section 409A.

(b)	To the extent that any compensation payable under this Agreement constitutes deferred compensation within the meaning of Code Section 409A and the Department of Treasury regulations and other guidance thereunder (“Section 409A”), (i) any provisions of this Agreement that provide for payment of compensation that is subject to Section 409A and that has payment triggered by your separation from service other than on account of your death shall be deemed to provide for payment that is triggered only by your “separation from service” within the meaning of Treasury Regulation Section §1.409A-1(h) (a “Section 409A Separation from Service”), (ii) if you are a “specified employee” within the meaning of Treasury Regulation Section §1.409A-1(i) on the date of your Section 409A Separation from Service (with such status determined by the Company in accordance with rules established by the Company in writing in advance of the “specified employee identification date” that relates to the date of such Section 409A Separation from Service or in the absence of such rules established by the Company, under the default rules for identifying specified employees under Treasury Regulation Section 1.409A-1(i)), such compensation triggered by such Section 409A Separation from Service shall be paid to you six months following the date of such Section 409A Separation from Service (provided, however, that if you die after the date of such Section 409A Separation from Service, this six month delay shall not apply from and after the date of your death); and (iii) to the extent necessary to comply with Section 409A, the definition of change in control that applies under Section 409A shall apply under this Agreement to the extent that it is more restrictive than the definition of Change in Control that would otherwise apply. You acknowledge and agree that the Company has made no representation regarding the tax treatment of any payment under this Agreement and, notwithstanding anything else in this Agreement, that you are solely responsible for all taxes due with respect to any payment under this Agreement.

11.           Recoupment/Clawback. Your Restricted Stock Awards are subject to recoupment and clawback as provided in the Company’s Clawback Policy, as in effect at the time of the Agreement or as subsequently amended.

12.           Modification or Amendment. This Agreement may not be amended or otherwise modified, except as set forth herein, unless evidenced in writing and signed by the Company and the Participant. Notwithstanding the foregoing, the Committee may amend this Agreement by a writing that specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, provided that no such amendment shall adversely affect in a material way your rights hereunder without your written consent (except to the extent the Committee reasonably determines that such amendment or termination is necessary or appropriate to comply with applicable law or the rules or regulations of any stock exchange on which the Company’s stock is listed or quoted). Without limiting the foregoing, the Committee reserves the right to change, by written notice to you, the provisions of your Restricted Stock Awards and this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant of the Restricted Stock Awards as a result of any change in applicable law or regulation or any future law, regulation, ruling, or judicial decisions.

13.           Employment and Successors. Nothing in the Plan or this Agreement shall serve to modify or amend any employment agreement or other service agreement you may have with the Company or any Affiliate or to interfere with or limit in any way the right of the Company or any Affiliate to terminate your employment or service at any time, or confer upon you any right to continue in the employ of the Company or any Affiliate for any period of time or to continue your present or any other rate of compensation subject to the terms of any employment agreement or service agreement you may have with the Company. The grant of your Restricted Stock Awards shall not give you any right to any additional awards under the Plan or any other compensation plan the Company has adopted or may adopt. The agreements contained in this Agreement shall be binding upon and inure to the benefit of any successor of the Company.

14.           Transferability. The Restricted Stock Awards may not be sold, pledged, assigned, or transferred in any manner; other than by will or the laws of descent. Any such purported sale, pledge, assignment, or transfer in violation of this Agreement shall be void and of no effect.

15.           Beneficiary. Each Participant may name a beneficiary or beneficiaries to whom any vested but unpaid portion of this Restricted Award is to be paid in case of the Participant’s death.

16.           Interpretation. The Participant accepts the Restricted Stock subject to all the terms and provisions and restrictions of this Agreement and the Plan. The undersigned Participant hereby accepts as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under this Agreement or the Plan.

17.           Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

18.           Entire Agreement. This Agreement, together with the Plan, represents the entire agreement between the parties and supersedes any and all prior or contemporaneous discussions, understandings, or any agreements of any nature, written or otherwise, relating to the subject matter hereof.

19.           Governing Law. This Agreement will be construed in accordance with the laws of the State of New York without regard to the application of the principles of conflicts of laws.

20.           Execution. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

21.           Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company as follows:

NorthEast Community Bancorp, Inc.

325 Hamilton Avenue

White Plains, NY 10601

Any notice to be given under the terms of this Agreement to you shall be addressed to you at the address listed in the Company’s records. By a notice given pursuant to this Section 21 either party may designate a different address for notices. Any notice shall be deemed to have been duly given when personally delivered (addressed as specified above) or when enclosed in a properly sealed envelope (addressed as specified above) and deposited, postage prepaid, with the U.S. postal service or an express mail company.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the date of this Restricted Stock Award set forth above.

NORTHEAST COMMUNITY BANCORP, INC.

By:
Kenneth A. Martinek
Chairman and Chief Executive Officer

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Restricted Stock Award and agrees to the terms and conditions hereof, including the terms and provisions of the Plan. The undersigned hereby acknowledges receipt of a copy of the Plan and related prospectus.

PARTICIPANT